UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date Of Earliest Event Reported): July 1, 2012

RF MONOLITHICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-24414	75-1638027
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4441 Sigma Road

Dallas, Texas 75244

(Address of Principal Executive Offices, including Zip Code)

(972) 233-2903

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On July 1, 2012, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 12, 2012, among RF Monolithics, Inc., a Delaware corporation (the “Company”), Murata Electronics North America, Inc., a Texas corporation (“Parent”), and Ryder Acquisition Company, Limited, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Company (the “Merger”), and the separate existence of Merger Sub ceased. As a result of the Merger, the Company became a wholly owned subsidiary of Parent.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 1, 2012, pursuant to the terms of the Merger Agreement, Parent completed its acquisition of the Company via the merger of Merger Sub with and into the Company, with the Company continuing as the surviving company in the Merger and becoming a wholly owned subsidiary of Parent. The Merger Agreement and the transactions contemplated thereby, including the Merger, were approved by the Company’s board of directors. The Company’s stockholders approved the Merger Agreement at a special meeting of stockholders held on June 29, 2012.

At the effective time and as a result of the Merger:

•

each share of Company common stock issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive $1.78 in cash, without interest (the “Merger Consideration”), other than:

•

shares of Company common stock owned by Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent, and in each case not held on behalf of third parties, which shares were cancelled and no payment was made with respect thereto;

•

shares of Company common stock owned by the Company or by any direct or indirect wholly owned subsidiary of the Company, and in each case not held on behalf of third parties, which shares were canceled and no payment was made with respect thereto; and

•

shares of Company common stock owned by a stockholder who has properly exercised, and not withdrawn or lost, his, her or its appraisal rights in accordance with Delaware law, which shares were cancelled and cease to exist, subject to the right of the record holder of such shares of Company common stock to receive payment for such shares under Delaware law;

•

each option to purchase Company common stock issued by the Company under stock plans or otherwise, whether or not vested or exercisable, outstanding immediately prior to the effective time of the Merger, was cancelled and converted into the right to receive, as soon as reasonably practicable after the effective time of the Merger, but in no event later than three business days after the effective time of the Merger, an amount in cash, without interest, equal to the product of (1) the aggregate number of shares of Company common stock subject to such cancelled option immediately prior to the effective time of the Merger and (2) the excess, if any, of the Merger Consideration over the per share exercise price of such cancelled option; and

•

each Company restricted stock unit outstanding immediately prior to the effective time of the Merger was cancelled and converted into the right to receive, as soon as reasonably practicable after the effective time of the Merger, but in no event later than three business days after the effective time of the Merger, an amount in cash, without interest, equal to the Merger Consideration.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on April 13, 2012, and is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company notified The NASDAQ Stock Market (“NASDAQ”) on June 29, 2012 that the Merger would be consummated and requested trading of Company common stock on NASDAQ be suspended. Accordingly, on July 2, 2012, at the Company’s request, NASDAQ filed a delisting application on Form 25 with the Securities and Exchange Commission (the “SEC”) to report that the Company common stock is no longer listed on NASDAQ. The Company intends to file a certification on Form 15 with the SEC requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended, be suspended.

Item 3.03. Material Modification of Rights of Security Holders.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

Item 5.01. Changes in Control of Registrant.

Upon the completion of the Merger on July 1, 2012, a change in control of the Company occurred, with the Company continuing as the surviving company and becoming a wholly owned subsidiary of Parent, as described in Item 2.01 of this Current Report on Form 8-K.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Compensatory Arrangements of Certain Officers.

In connection with the Merger, William L. Eversole, Farlin A. Halsey, Rick L. Herrman and Jonathan W. Ladd, the directors of the Company, resigned as directors of the Company at the effective time of the Merger and, as a result of the Merger, Toru Inoue, Yoshiya Kawamoto and David Kirk, the directors of Merger Sub, became the directors of the Company.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 12, 2012, among RF Monolithics, Inc., Murata Electronics North America, Inc. and Ryder Acquisition Company, Limited (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 13, 2012)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RF MONOLITHICS, INC.

Date: July 2, 2012	By:	/s/ Harley E Barnes III
	Name:	Harley E Barnes III
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 12, 2012, among RF Monolithics, Inc., Murata Electronics North America, Inc. and Ryder Acquisition Company, Limited (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 13, 2012)